SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 19, 2001

                            RMED International, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Colorado
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-14696                                        84-0898302
    ------------------------                ------------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)

     675 Industrial Blvd. Delta, CO                         81416
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (970) 874-5405
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                  3925 North Hastings Way Eau Claire, WI 54703
         --------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

Item 2. Acquisition or Disposition of Assets.

      On November 19, 2001, the Registrant sold substantially all of its assets to National Presto Industries, Inc. ("Presto"). Assets sold included all of the Registrant's inventory, intangible assets, machinery, equipment, contracts, receivables and prepaid expenses, other than intangible assets related to Tushies(R), Tender Care(R) and natural/environmental products. Presto did not acquire the Registrant's facility at 675 Industrial Boulevard, Delta, Colorado, or Registrant's rights as a plaintiff in a class action suit against Sloan's Supermarkets, Inc.

      The consideration paid by Presto was the assumption of liabilities of the Registrant. Those liabilities include a secured loan payable to Wells Fargo ($568,873.91), obligations under leases for two diaper machines, a bagger and forklift ($3,395,520.30) and an assumption of all of the accounts payable of the Registrant ($2,844,767.98). Presto was the Registrant's landlord for its Eau Claire facility, and released the Registrant from that obligation. Presto also provided funds to satisfy two notes of the Registrant, each in the original amount of $250,000 to Thomas A. Biebel and John O. Harry (but satisfied for a payment of $125,000.00 in cash to each). Messrs. Biebel and Harry are shareholders of the Registrant, and were directors of the Registrant until their resignation on April 19, 2001. Presto agreed that all liabilities of the Registrant will be paid in accordance with the terms and conditions of the notes and accounts payable will be paid in accordance with terms. Presto also agreed to pay all costs involved in assigning the leases and manufacturing property it acquired. The principle followed by the Registrant was a determination by the board of directors that the assumption of liabilities by Presto represented fair value for the assets being sold.

      Presto was the lessor of the Registrant's principal facility in Eau Claire, Wisconsin, but was not otherwise affiliated with the Registrant or, to the knowledge of the Registrant, any of the Registrant's directors or officers or associates. Mr. Todd Nelson, formerly the Vice President of Operations of the Registrant, resigned his position with the Registrant effective at the closing of the sale, and becomes an employee of Presto. Mr. Reiss and Mr. Nelson personally guaranteed obligations of the Registrant, which it incurred in connection with the diaper machine leases, which the Registrant entered into on July 9, 1999 and June 19, 2000. Presto assumed those obligations in the sale. To the knowledge of the Registrant, no other material relationship exists between Presto and any of the Registrant's affiliates, directors or officers.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.                           Description
      -----------                           -----------

2.1 Asset Purchase Agreement, dated November 19, 2001, between Registrant and National Presto, Inc. (Schedules and attachments to the Agreement are listed in the Agreement.)

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     RMED International, Inc.
                                              (Registrant)

November 29, 2001                    By: /s/ Brenda Schenk
(Date)                                   ---------------------------------
                                             Brenda Schenk, President
                                             & Principal Financial Officer

                            ASSET PURCHASE AGREEMENT

                                      Among

            PRESTO DISPOSABLE PRODUCTS, INC., a Wisconsin corporation

                             ("Buyer" or "Company")

                                       and

                RMED INTERNATIONAL, INC., a Colorado corporation

                              ("Seller" or "RMED")

                             Dated November 19, 2001

                                TABLE OF CONTENTS

ARTICLE I - Purchase and Sale of Assets; Closing; and
            Assumption of Liabilities

         1.1      Purchase of Assets .......................................  2
         1.1.1    Excluded Assets ..........................................  3
         1.2      Purchase Price ...........................................  3
         1.3      Disputes .................................................  4
         1.4      Estimated Financial Statements ...........................  4
         1.5      Payment of Purchase Price ................................  4
         1.6      Closing ..................................................  5
         1.7      Tax Allocation of Purchase Price .........................  5

ARTICLE II - Liabilities

         2.1      Assumed Liabilities; Executory Contracts .................  5
         2.2      Non-Assumption of Liabilities ............................  6
         2.3      Labor Relations; Pension Plan ............................  6

ARTICLE III- Covenants, Representations and Warranties of RMED

         3.1      Legal Status .............................................  6
         3.2      Capitalization ...........................................  7
         3.3      Authorization ............................................  7
         3.4      Financial Statements .....................................  8
         3.5      Absence of Changes .......................................  8
         3.6      Undisclosed Liabilities ..................................  9
         3.7      No Violation of Statute or Contract ...................... 10
         3.8      Accounts Receivable ...................................... 10
         3.9      Notes Receivable ......................................... 10
         3.10     Inventories .............................................. 11
         3.11     Real Property Owned or Leased ............................ 11
         3.12     Regulatory Approvals ..................................... 12
         3.13     Tangible Personal Property ............................... 12
         3.14     Intellectual Property .................................... 12
         3.15     Material Contracts ....................................... 13
         3.16     Permits and Licenses ..................................... 15
         3.17     Insurance Coverages ...................................... 15
         3.18     Claims and Litigation .................................... 15
         3.19     Tax Matters .............................................. 15
         3.20     Benefit Plans ............................................ 17
         3.21     ERISA Matters ............................................ 17
         3.22     Environmental Matters .................................... 18
         3.23     Compliance with Applicable Law ........................... 19
         3.24     Bank Accounts ............................................ 19

         3.25     Full Disclosure .......................................... 19
         3.26     Disclosure on Schedules .................................. 19
         3.27     Knowledge and Notice ..................................... 19
         3.28     Brokers or Finders ....................................... 20

ARTICLE IV - Representation and Warranties of Buyer

         4.1      Buyer Status ............................................. 20
         4.2      Authorization ............................................ 20
         4.3      Claims and Litigation .................................... 20
         4.4      Brokers or Finders ....................................... 20
         4.5      Employees ................................................ 20
         4.6      Payment of Creditors ..................................... 21

ARTICLE V - Conditions Precedent to Buyer's Obligation to Close

         5.1      Corporate and Shareholder Action ......................... 21
         5.2      Representations and Warranties ........................... 21
         5.3      Performance of Obligations ............................... 21
         5.4      No Adverse Change ........................................ 21
         5.5      Governmental Approvals ................................... 22
         5.6      Litigation ............................................... 22
         5.7      Appraisal Rights ......................................... 22
         5.8      Non-Competition Agreement ................................ 22
         5.9      Access ................................................... 22
         5.10     Assignment of Leases ..................................... 22
         5.11     Financing ................................................ 22
         5.12     Key Employees ............................................ 22
         5.13     Release .................................................. 22
         5.14     Accounts Receivable ...................................... 22
         5.15     Due Diligence ............................................ 22
         5.16     Legal Opinion ............................................ 23
         5.17     Amended Sales and
                  Marketing Agreement ...................................... 23
         5.18     Employment Agreement ..................................... 23
         5.19     Settlement of Outstanding Payables ....................... 23
         5.20     Supplemental Shareholders Meeting ........................ 23

ARTICLE VI - Conditions Precedent to RMED's Obligation to Close

         6.1      Corporate and Shareholder Action ......................... 23
         6.2      Representations and Warranties ........................... 24
         6.3      Performance of Obligations ............................... 24
         6.4      TenderCare Agreement ..................................... 24
         6.5      Delivery/Shipping Services ............................... 24
         6.6      Website .................................................. 24

         6.7      Manufacture of Rockabye Diapers .......................... 24
         6.8      Non-competition Agreement ................................ 24

ARTICLE VII - Operation of RMED to the Closing Date

         7.1      Ordinary Course of Business .............................. 25
         7.2      Charter Documents ........................................ 25
         7.3      Merger or Mergers ........................................ 25
         7.4      Sale or Encumbrance ...................................... 25
         7.5      Dividends or Distributions ............................... 25
         7.6      Capitalization ........................................... 25
         7.7      Indebtedness ............................................. 25
         7.8      Compensation ............................................. 25
         7.9      Disclosure ............................................... 26
         7.10     Government Regulation .................................... 26
         7.11     Obtain Consents .......................................... 26
         7.12     Litigation ............................................... 26
         7.13     Accounting Practices ..................................... 26

ARTICLE VIII - Survival of Representations, Warranties And Covenants;
               Indemnification

         8.1      Survival ................................................. 26
         8.2      Indemnification by RMED .................................. 26
         8.3      Indemnification by Buyer ................................. 28
         8.4      Third Party Claim ........................................ 29
         8.5      Guaranty ................................................. 29

ARTICLE IX - Termination; Modification or Waiver

         9.1      Termination .............................................. 29
         9.2      Waiver ................................................... 30

ARTICLE X - Parties in Interest
                  and Assignment ........................................... 30

ARTICLE XI - General Provisions

         11.1     Notices .................................................. 30
         11.2     Entire Agreement ......................................... 31
         11.3     Waiver ................................................... 31
         11.4     Applicable Law ........................................... 31
         11.5     Savings Clause ........................................... 31
         11.6     Action by Shareholders of Buyer .......................... 31
         11.7     Headings ................................................. 31
         11.8     Counterparts ............................................. 31
         11.9     Public Announcements ..................................... 31

         11.10    Arbitration .............................................. 32
         11.11    Further Assurances ....................................... 32
         11.12    Waiver ................................................... 32
         11.13    Severability ............................................. 32
         11.14    Section Headings, Construction ........................... 33
         11.15    Time of Essence .......................................... 33
         11.16    Governing Law ............................................ 33
         11.17    Counterparts ............................................. 33

Signatures ................................................................. 34

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is made and entered into as of the 19th day of November, 2001, by and between PRESTO DISPOSABLE PRODUCTS, INC., a Wisconsin corporation and wholly-owned subsidiary of National Presto, Inc. (hereinafter referred to as the "Buyer" or "Company") and RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter referred to as "Seller" or "RMED").

                                    RECITALS:

      WHEREAS, Seller previously entered into an Asset Purchase Agreement with RMED Acquisition Co., Inc. (the "Original Buyer") on June 7, 2001 (the "June Agreement") from which this Agreement is derived, and on September 13, 2001 the shareholders of Seller approved the transactions contemplated by the June Agreement; and

      WHEREAS, the Original Buyer was thereafter unable to close on the June Agreement and on October 30, 2001, Seller's shareholders amended their approval to authorize a sale of substantially all of the assets of Seller pursuant to the terms described to the shareholders and to eliminate any reference to the Original Buyer as a party to such sale; and

      WHEREAS, Buyer has reviewed the June Agreement and determined that Buyer desires to purchase the assets and part of the business of Seller described in the June Agreement upon substantially all of the same terms and conditions as are in the June Agreement, with representations made as of the date of this Agreement and the amount of consideration updated to reflect Seller's liabilities as of the date of this Agreement; and

      WHEREAS, Seller's Board of Directors has determined that Seller may be forced to seek protection under United States bankruptcy laws, to the detriment of Seller's shareholders, creditors, employees, customers and other constituents, if Seller is not able to complete the transactions contemplated by this Agreement and has further determined that this Agreement is substantially identical to the June Agreement and the terms described to Seller's shareholders and thus has been approved by Seller's shareholders; and

      WHEREAS, Seller's Board of Directors has further determined that Buyer is an ideal purchaser of the assets and part of the business being sold hereunder and an ideal party to the various agreements contemplated hereby; and

      WHEREAS, the parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties, covenants, agreements, and conditions relating to the purchase and sale of the assets and part of the business.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller agree as follows:

                                    ARTICLE I
                      PURCHASE AND SALE OF ASSETS; CLOSING;
                          AND ASSUMPTION OF LIABILITIES

      1.1 Purchase of Assets. On the Closing Date (as hereinafter defined), Seller will sell, assign, convey, transfer, and deliver to Buyer and Buyer will purchase and acquire from Seller the following properties and assets (hereinafter the "Purchased Assets"):

            (i) Inventory. All of Seller's inventory located at the Eau Claire facility, including raw material, parts and supplies, work in process and finished goods inventory, which shall be valued at Seller's cost, excluding any allocated overhead cost or factory burden (the "Inventory"). A non-exclusive list of inventory is set forth on a Schedule attached hereto.

            (ii) Intangible Assets. All drawings, intangible assets, trade names, trademarks, and interest therein, all patents, patent applications, trade secrets, formula, intellectual property, bills of materials, designs, testing data, processes, specifications, operating rights, licenses, permits, contract rights, operating data, historical financial and production information, contract files, brochures, photos, slides, videos, recordings, promotional materials or writings, projections, business plans, inventory schedules, customer and vendor lists, dealer and sales representative lists and contract, sales records, shipping records, quotations, and all other intangible assets relating to the Eau Claire division diaper assets. Those intangible assets shall be listed on a Schedule attached hereto.

            (iii) Machinery;  Equipment. All the machinery, equipment, trailers, office equipment, furniture, furnishings, trade fixtures, computer hardware, phone and fax numbers, and vehicles located at Seller's principal business, including all tangible personal property utilized in the manufacture of the diaper product line (including Diaper Machine No. 1, Diaper Machine No. 2, forklift trucks, Optima Bagger, other machinery and equipment). The equipment shall be specifically identified and described on a schedule prepared and attached hereto prior to or coincident with Closing.

            (iv) Contracts; Agreements. All contracts with customers, agreements, customer orders, selected contracts with suppliers, and leases which are specifically identified on a schedule attached hereto and incorporated herein as the "Assumed Liabilities". This section shall specifically include customer orders which have been placed prior to the Closing Date and which have not been filled as of 8:00 a.m. on the Closing Date (hereinafter "Customer Orders"). Buyer agrees to assume Customer Orders and fill such orders and Buyer shall be entitled to retain any and all profits with respect to such orders. Only Customer Orders which were incurred in the Ordinary Course of Business shall be placed on this schedule prior to and/or coincident with Closing. This schedule shall also include contracts with vendors and suppliers which are outstanding as of the Closing Date (hereinafter "Vendor Contracts"). The parties agree that only contracts with vendors and suppliers which have been incurred in the Ordinary Course of Business will be included on this schedule. The completed schedule shall be prepared and consented to in writing by both parties. All contracts shall include the right to retain any and all profits with respect to said contracts and the corresponding obligations thereunder.

            (v)   Prepaids.  All  prepaid  expenses,   prepaid  insurance,   and
                  security deposits.

            (vi) Accounts Receivable. All accounts receivable (except for the B&G Diaper Factory accounts receivable which is presumed non-collectible and will be written off by Seller prior to Closing), less an allowance for bad debt.

      1.1.1 Excluded Assets. Notwithstanding any other provision of this Agreement to the contrary, the Seller shall not sell and Buyer shall not purchase or acquire hereunder any of the following:

            (i) Minute books, corporate documents, corporate records, claims to refunds (tax or otherwise, including proceeds of pending litigation), and other books and records which Seller may be required by law to retain;

            (ii) All intangible assets relating to the Tushies, TenderCare, and natural/environmental products, including current websites;

            (iii) The Warehouse  Property  located at 675 Industrial  Boulevard,
                  Delta, Colorado; and

            (iv) All contracts, whether customer orders or vendor contracts relating to the Tushies, TenderCare, natural/environmental products.

      1.2 Purchase Price.

      (a) Purchase Price.

            (i) Calculation. The purchase price (the "Purchase Price") shall be equal to the sum of SEVEN MILLION SIX HUNDRED FIFTY-SIX THOUSAND FIVE HUNDRED SEVENTY-ONE AND 28/100 DOLLARS ($7,656,571.28) as of October 31, 2001, reduced to the current outstanding balance of the Assumed Liabilities at Closing as described in Sections 1.5 and 2.1, below. Said Purchase Price reflects the same purchase price as in the June Agreement, updated to reflect the current value of the Purchased Assets.

                  The Purchase Price is based upon the assumption that the value of the Purchased Assets at Closing will not be less than the value of the

                  Purchased Assets as set forth on the Company's balance sheet for the period ending October 31, 2001. The Purchase Price shall be adjusted at Closing to reflect any decrease in the actual value of the Purchased Assets as of the day of Closing compared to this value.

                  In the event there has been a decrease in the Purchased Assets, then liabilities to be assumed as set forth at Section
                  1.5 shall be further reduced accordingly. If the Purchased Assets have increased, then the liabilities to be assumed shall be proportionately increased or a payment in cash shall be made, in the discretion of the Buyer.

            (ii) Financial Statements. The financial statements to be used in calculating the value shall be those which are internally generated by Seller's controller, Stu Brown, which shall be prepared in accordance with generally accepted accounting principles and in a manner acceptable to Buyer.

      1.3 Disputes. In the event Buyer disputes any matters in the financial statements as presented, Buyer may, at its expense, retain an independent accounting firm to render a second opinion on the disputed matters, following which Buyer and Seller shall attempt to mutually resolve the disputed matters. Such second opinion, if not available on the Closing Date, shall be completed within thirty (30) days following the Closing Date. If Buyer and Seller cannot mutually resolve the disputed matters, the matter shall then be referred to an independent accounting firm mutually agreed to by the parties which shall act as final arbitrator of any disputed matters pertaining to the financial statements. The arbitrator's fee will be paid jointly, one-half (1/2) by Buyer and one-half (1/2) by Seller.

      1.4 Estimated Financial Statements. If, upon the Closing Date, the parties are unable to determine a mutually agreeable value, the parties may utilize estimated financial statements, taking into account the parties best efforts in estimating the proper Purchase Price. Upon resolution of the dispute, the appropriate party shall promptly pay the required balance then due, if any, without interest.

      1.5 Payment of Purchase Price. The payment of the Purchase Price shall be completed as follows:

      (a) The Purchase Price shall be paid by:

            (i)   Buyer assuming the following liabilities at Closing:

                  ---------------------------------------------------------
                  Diaper Machine No. 1                      $ 1,230,964.59
                  ---------------------------------------------------------
                  Diaper Machine No. 2                        1,914,457.03
                  ---------------------------------------------------------
                  Optima Bagger                                 241,265.29
                  ---------------------------------------------------------
                  Forklift Leases                                 5,139.11
                  ---------------------------------------------------------
                  Wells Fargo Loan                              713,534.31
                  ---------------------------------------------------------

                  ---------------------------------------------------------
                  Accounts Payable                            2,928,210.95
                  ---------------------------------------------------------
                  Billbacks, sales discounts,
                   brokerage fees, and slotting fees            123,000.00
                  ---------------------------------------------------------
                  Notes Payable:
                   Thomas A. Biebel                             250,000.00
                   John O. Harry                                250,000.00
                  ---------------------------------------------------------
                  Total Assumed Liabilities                 $ 7,656,571.28
                  ---------------------------------------------------------

                  The above values for the assumed liabilities are as of October 31, 2001, and shall be subject to adjustments at Closing equal to the then current outstanding balances.

      (ii) In addition to the foregoing, Buyer agrees to assume the Eau Claire, Wisconsin real estate lease.

      1.6 Closing. The purchase (the "Closing") provided for in this Agreement shall take place at the offices of Buyer in Eau Claire, Wisconsin at 10:00 a.m. on November 19, 2001, or such other time and place as the parties may mutually agree upon (the "Closing Date").

      1.7 Tax Allocation of Purchase Price. The Purchase Price shall be allocated to the Purchased Assets as determined by the Buyer and both Buyer and Seller agree to file the required Form 8594 with respect to the allocation of the Purchase Price.

                                   ARTICLE II
                                   LIABILITIES

         2.1 Assumed Liabilities; Executory Contracts. Buyer will assume, pay, and discharge, when and as due, only those liabilities of Seller as follows:

                  ---------------------------------------------------------
                  Diaper Machine No. 1                      $ 1,230,964.59
                  ---------------------------------------------------------
                  Diaper Machine No. 2                        1,914,457.03
                  ---------------------------------------------------------
                  Optima Bagger                                 241,265.29
                  ---------------------------------------------------------
                  Forklift Leases                                 5,139.11
                  ---------------------------------------------------------
                  Wells Fargo Loan                              713,534.31
                  ---------------------------------------------------------
                  Accounts Payable                            2,928,210.95
                  ---------------------------------------------------------
                  Billbacks, sales discounts,
                   Brokerage fees, and slotting fees            123,000.00
                  ---------------------------------------------------------
                  Notes Payable:
                   Thomas A. Biebel                             250,000.00
                   John O. Harry                                250,000.00
                  ---------------------------------------------------------
                  Total Assumed Liabilities                 $ 7,656,571.28
                  ---------------------------------------------------------

                  The above values for the assumed liabilities are as of October 31, 2001, and shall be subject to adjustments at Closing equal to the then current outstanding balances.

      In addition to the foregoing, Purchaser agrees to assume the Eau Claire, Wisconsin real estate lease.

      Buyer agrees to indemnify and hold harmless Seller with respect to payment of the Assumed Liabilities.

      2.2 Non-Assumption of Liabilities. Except only as provided above, Buyer is not assuming and shall not be obligated or liable for any liabilities, debts, or obligations of Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, rising now or in the future, including, without limitation, any product liability claims, taxes, employee compensation, pension, profit-sharing, vacation, health insurance, disability insurance, or other employee benefit programs, worker's compensation, notes payable, funded indebtedness (such as line of credit) notes, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts, illegal activity, unlawful employment or business practice, or any other deduction that is not realized at the time of sale, the Q&R claim, and three (3) employment-related claims at the Eau Claire facility, or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of Seller which shall pay and discharge the same when and as due. Seller agrees to indemnify, defend, and hold Buyer harmless from all non-assumed liabilities, debts, and obligations.

      2.3 Labor Relations; Pension Plan. Buyer shall not assume any obligation for the employee pension benefit plan of Seller. Seller shall be solely responsible for satisfying all obligations (whether arising under federal, state, or local law or pursuant to contract) which may arise or which may have arisen prior to or after the Closing in connection with Seller's employment of Seller's employees, the creation, funding, or operation of any employee pension benefit plan, or which may arise in connection with the transactions described in this Agreement.

      Notwithstanding the foregoing to the contrary, employees of Seller continuing in the employ of Buyer shall be allowed to rollover current account balances and participate in Buyer's 401(k) benefit plan.

                                   ARTICLE III
                         COVENANTS, REPRESENTATIONS AND
                               WARRANTIES OF RMED

      On the date hereof and the Closing Date, RMED makes the following covenants, representations and warranties to Buyer:

      3.1 Legal Status.

      (a) RMED is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Except as set forth on Schedule 3.1(a), RMED is qualified as a foreign corporation to do business in all other jurisdictions where the character of RMED's properties and the nature of its activities make qualification necessary and where the failure to be so qualified would have a material adverse effect on its business, financial condition or results of operations.

      (b) RMED has previously delivered to Buyer complete and correct copies of its Certificate of Incorporation (certified by the Secretary of State of the State of Colorado) and Bylaws (certified by its Secretary). Such Certificate of Incorporation and Bylaws are valid and in effect as of the date hereof.

      (c) RMED has the power and authority to own and lease its properties and to carry on its businesses.

      3.2 Capitalization.

      (a) Common Stock. RMED is authorized to issue 52,500,000 shares of common stock consisting of 2,500,000 shares of preferred stock and the balance of common stock, with $1.00 par value per share, of which the treasury shares and validly issued and outstanding shares, all of which are fully paid and non-assessable, are set forth on
            Schedule 3.2(a). Except as set forth on Schedule 3.2(a), no holder of any shares of RMED shares has asserted any claim or action against RMED, including any claim or action with respect to the transactions contemplated by this Agreement.

      (b) Options and Rights. Except as set forth on Schedule 3.2(b) there are no outstanding subscriptions, options, warrants, contracts, calls, commitments, preemptive rights or demands of any nature relating to the capital stock of RMED or obligating the Company to buy, sell or issue shares of RMED's capital stock.

      (c) Conflicts of Interest. Except as set forth in Schedule 3.2(c), to the best of its knowledge, RMED nor any of the shareholders, directors or officers of RMED nor any of their spouses or children owns directly or indirectly any interest in (other than a minority interest in a publicly traded corporation), or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which manufactures, distributes or sells, any product or service which is manufactured, sold or furnished by RMED, or is a competitor, potential competitor, supplier or customer of RMED.

      3.3  Authorization.  RMED has full corporate  power and authority to enter into this Agreement and any agreements related hereto and to perform its respective obligations hereunder and thereunder. The Board of Directors and shareholders of RMED have taken all actions required by law, its Certificate of Incorporation and Bylaws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and related agreements and the consummation of the purchase and the other agreements and transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Board of Directors or shareholders of RMED is necessary to authorize this Agreement and related agreements and the other transactions contemplated thereby and hereby. This Agreement and the agreements related hereto have been duly and validly executed and delivered by RMED and constitute valid and binding agreements enforceable in accordance with their respective terms.

      3.4 Financial Statements.

      (a) Financial Statements. RMED has delivered to Buyer the balance sheets for RMED as of December 31, 1999 and 2000 and the related statements of income, stockholders' equity, and cash flows for the years then ended (and the accompanying footnotes which are an integral part thereof) together with the attached Independent Accountants Audit Reports as filed with the Securities & Exchange Commission, whose reports thereon are included therein (the "Financial Statements"). Subject to the qualifications contained in such audit reports, the Financial Statements present fairly in all material respects the financial position of RMED as of such dates and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      (b) Current Financial Statements. Prior to Closing, RMED will deliver current Securities and Exchange Commission Reports for the nine (9) month period ending September 30, 2001, together with the monthly interim financial reports prepared by the controller of RMED (the "Current Financial Statements").

      3.5 Absence of Changes. Except as set forth in Schedule 3.5 or in the Current Financial Statements, and except for general economic conditions and other conditions generally affecting the retail sales which are known to the general public, since December 31, 2000 there has not been with respect to RMED:

            (i) any material adverse change in the condition (financial or other), properties, assets or business of RMED;

            (ii) any damage, destruction or loss (whether covered by insurance or not) which materially and adversely affects the business, properties, assets or business of RMED;

            (iii) any  declaration,  setting aside or payment of any dividend or any distribution with respect to Schedule 3.5 RMED's capital stock other than as provided in RMED's Shareholder Agreement, if any, or any direct or indirect redemption, purchase or other acquisition by RMED;

            (iv) any increase of more than ten percent (10%) in the compensation payable or to become payable by RMED to any employee earning Twenty-five Thousand Dollars ($25,000.00) per annum or more, or any general increase in the compensation or rates of compensation payable or to become payable by RMED to hourly employees, except as required by any collective bargaining agreement, or to salaried officers or employees earning less than Twenty-five Thousand Dollars ($25,000.00) per year;

            (v) any change in the accounting principles, methods or practices followed by RMED;

            (vi) any debt, obligation or liability, whether accrued, absolute or contingent and whether due, incurred or entered into by RMED, except liabilities and obligations incurred or entered into in the ordinary course of business;

            (vii) any sale,  lease,  abandonment or other disposition by RMED of any interest in real property or any machinery, equipment, inventory or other operating property other than in the ordinary course of business as reflected in Schedule 3.5;

            (viii)any sale, assignment,  transfer,  license or other disposition by RMED of any patent, trademark, trade name, brand name, copyright (or any application for any patent, trademark or copyright), invention, process, know-how, formula or trade secret or interest thereunder or other intangible asset, except as implied for use in connection with the sale of its products in the ordinary course of business as reflected in
                  Schedule 3.5;

            (ix) any agreement, understanding or undertaking by RMED, the performance of which would result in any of the items described in subparagraphs 3.5(i) through 3.5(viii), above.

      3.6 Undisclosed Liabilities. Except as set forth on Schedule 3.6:

      (a) RMED has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

            (i)   to  the  extent   reflected  or  reserved  in  the   Financial
                  Statements for December 31, 2000 which have not heretofore been paid or discharged;

            (ii) to the extent disclosed in this Agreement or in any of the Schedules to this Agreement;

            (iii) those  incurred  in or as a result of the  ordinary  course of business since the date of the Financial Statements for December 31, 2000, including normal warranty claims and executory contracts, all of which have been consistent with past practice and none of which, either individually or in the aggregate, would have a material adverse effect on RMED; or

            (iv) those incurred pursuant to or contemplated by this Agreement, Schedules hereto and the various related or ancillary documents and agreements contemplated hereby or executed in connection herewith.

      (b) Except as set forth on Schedule 3.6(b), RMED has not received any notice of any claim against RMED of any liability of any nature or in any amount required to be set forth or disclosed in the Financial Statements, the Current Financial Statements, this Agreement or the Schedules hereto, which is not or will not be set forth in the Financial Statements, the Current Financial Statements, or otherwise disclosed in this Agreement or in the Schedules hereto.

      3.7 No Violation of Statute or Contract. Except as set forth on Schedule 3.7, neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions of this Agreement on the part of RMED will:

            (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under their Certificate of
                  Incorporation or Bylaws or, assuming that the approvals described in Section 3.12, below, are duly obtained, any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable, or any of their respective properties, assets, licenses or permits, which would have a material adverse effect on the condition (financial or other), results of operations or business, or

            (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the property under any of the terms, conditions or provisions of any note, bond, mortgage, indentures, deed of trust, license, lease, agreement or other instrument or obligation to which RMED is a party, or by which their properties or assets may be bound or affected which would have a material adverse effect on the condition (financial or other), results of operations or business.

      3.8 Accounts Receivable. Except as set forth in Schedule 3.8, the accounts receivable of RMED arose from valid sales in the ordinary course of business, and, subject to applicable reserves, are good and collectible. The reserves for bad debts and uncollected accounts is adequate.

      3.9 Notes Receivable. Schedule 3.9 sets forth all notes receivable and other receivables in excess of Five Thousand Dollars ($5,000.00), which are not included in the accounts receivable, reflected on the most recent balance sheet included in the Financial Statements or will be reflected in the Current Financial Statements. RMED has no notice of any defect, defense, counterclaim, or setoff to payment which the maker of any note receivable may claim or assert or of any fact or circumstance which would give rise to denial of payment thereof by the maker of any note receivable. Also included on Schedule 3.9 is a list of all loans, advances or other payments in excess of Five Thousand Dollars ($5,000.00) receivable from directors, officers and employees of RMED (the "Employee Receivables") setting forth the name of the individual, the amount receivable by RMED from such individual, and the terms on which such Employee Receivable is to be repaid. RMED has provided to Buyer true and complete copies of all promissory notes or other documents evidencing the Employee Receivables. RMED agrees to cause all individuals that are obligated for an Employee Receivable that is not evidenced by a document, to execute and deliver to RMED promissory notes or other documents satisfactory to Buyer evidencing the obligation to pay such Employee Receivable prior to Closing.

      3.10 Inventories. Except as provided in Schedule 3.10, all of RMED's inventories reflected on the Financial Statements for December 31, 2000 and that will be reflected in the Current Financial Statements are or will be good and usable and salable in the ordinary course of RMED's business.

      3.11 Real Property Owned or Leased.

      (a) RMED owns real property at 675 Industrial Boulevard, Delta, Colorado (the "Warehouse Property").

      (b) RMED leases real property located at 3925 North Hastings Way, Eau Claire, Wisconsin (the "Manufacturing Property").

      (c)   RMED represents that:

            (i) RMED has the right of quiet enjoyment to each parcel of Warehouse Property and the Manufacturing Property.

            (ii)  All   improvements,   fixtures,   structures,   machinery  and
                  equipment used by RMED in carrying on its business are located on the Warehouse Property and the Manufacturing Property.

            (iii) RMED  has  the  right  to  use  the  Warehouse   Property  and
                  Manufacturing Property for all of the operations now conducted therefrom and RMED, by virtue of its ownership, possesses all easements, licenses, rights of way and rights in, to, and over the Property which are necessary for the conduct of the business in the ordinary course. The Warehouse Property, Manufacturing Property and Improvements thereon are adequate and sufficient for all operations now conducted by RMED.

            (iv) Neither the whole nor any portion of any of the Warehouse Property or Manufacturing Property is the subject of a pending condemnation or eminent domain proceeding, and RMED does not know nor has any grounds to believe that any such condemnation or taking is threatened or contemplated.

            (v) No portion of the Warehouse Property and Manufacturing Property is occupied by any entity or person other than Seller, nor does any other person or entity have any rights to occupy any portion of the Warehouse Property or the Manufacturing Property.

            (vi)  Except  for  the  Warehouse  Property  and  the  Manufacturing
                  Property,   RMED  neither  leases  nor  owns  any  other  real
                  property.

            (vii) RMED's occupancy of the Warehouse  Property and  Manufacturing
                  Property is not in material violation of any law or regulation applicable thereto, nor has RMED received any notice of any such violation.

            (viii)RMED has not received any notice of any  violation of any law, ordinance, regulation, building, zoning or fire code or requiring or calling attention to the need for any work, repairs, construction, alterations or installations with respect to the Warehouse Property or the Manufacturing Property, nor has any such notice been posted on any portion of the Warehouse Property or the Manufacturing Property.

      3.12 Regulatory Approvals. Except as contemplated by this Agreement, or any related agreement, or as set forth on Schedule 3.12, no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be obtained or made by RMED in connection with the execution, delivery and performance of this Agreement or any related agreement.

      3.13 Tangible Personal Property. Except as disclosed on Schedule 3.13, all machinery, equipment and other personal property used by RMED in the operation of its business either owned or leased by RMED under valid leases, is, in all material aspects, in good operating condition and repair and is adequate and sufficient for all operations now conducted by RMED. Except as disclosed in
Schedule 3.13, RMED has good and marketable title to all personal property owned by it, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, security interests, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions and has valid leases pursuant to which it leases all personal property used in connection with the operation of its business which is not owned by RMED. All such leases are valid and binding, in full force and effect and no defaults (or conditions or events which with the giving of notice or the passage of time, or both, would constitute a default) exist thereunder.

      3.14 Intellectual Property. As to the Intellectual Property to be purchased by Buyer:

      (a) Schedule 3.14(a) sets forth a description of all trademarks, trademark registrations and trademark applications, trade names, assumed names, service marks, service mark registrations and applications, service names, copyrights, patents and patent applications, and patent, and copyright and trademark licenses, owned or used by RMED in the conduct of its business (collectively "Intellectual Property"). Except as set forth on Schedule 3.14(a), RMED owns, is licensed or otherwise has the right to use all Intellectual Property and all trade secrets, shop rights and know-how used in or necessary for the conduct of its business.

      (b) Except as set forth in Schedule 3.14(b), no claim has been asserted against RMED by any person with respect to the ownership, use, transfer, license or other disposition by RMED of any Intellectual Property or any trade secrets, shop rights or know-how or challenging any license or agreement with respect thereto, and RMED does not know of any basis for any such claim. To the best of the knowledge of RMED, the use of Intellectual Property and the trade secrets, shop rights and know-how by RMED, the practice of any process or the use of any apparatus, or the making or selling of any product by RMED, does not, and is not reasonably expected to, infringe on the rights of any person.

      (c) No third party is known by RMED to be infringing on any Intellectual Property or any trade secrets, shop rights or know how owned or used by RMED.

      3.15 Material Contracts. Schedule 3.15 sets forth a true and correct list or description of:

      (a) Each contract, agreement or binding commitment in respect of the procurement, purchase, processing, storage or sale of material, products, supplies, utilities or services to which RMED is a party or by which it is bound other than contracts, agreements or binding commitments which:

            (i) involve payments or receipts by RMED of less than Five Thousand Dollars ($5,000.00),

            (ii) are terminable by RMED without penalty upon not more than thirty (30) days notice,

            (iii) which  are   substantially   performed   except  for  standard
                  warranty,    guaranty,    non-compete    or    indemnification
                  obligations, or

            (iv) relate to sales order or purchase order contracts which individually are for an amount which is less than Five Thousand Dollars ($5,000.00) or a series of related contracts are for an amount in the aggregate which is more than Ten Thousand Dollars ($10,000.00).

      (b) Each sales agency or distributorship agreement or franchise to which RMED is a party or by which it is bound.

      (c)   Each   collective   bargaining,   union,   employment,   consulting,
            independent contractor, non-competition or secrecy agreement to which RMED is a party or by which it is bound.

      (d) Each pension, profit sharing, retirement, bonus, group life, health and accident insurance or other employee benefit plan, agreement, arrangement or binding commitment for the employees at the Manufacturing Property to which RMED is a party, whether or not legally binding, including, but not limited to, each union plan or arrangement to which RMED is a party or makes contributions.

      (e) Each material contract, agreement, binding commitment or license relating to any Intellectual Property, trade secrets, shop rights or know-how to which RMED is a party except rights which are implied for use in connection with the sale of RMED's products in the ordinary course of business.

      (f) Each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease or lease purchase agreement or other documents evidencing secured indebtedness to which RMED is a party or by which it or any of its properties is bound.

      (g) Each partnership, joint venture, joint operating or similar agreement or agreement for the performance of services as an independent contractor to which RMED is a party or by which it is bound.

      (h) Each contract, agreement or binding commitment other than those covered above (including the Eau Claire telephone, lease, and computer hardware and software contracts) which:

            (i)   involve  payments or receipts by RMED of Twenty-five  Thousand
                  Dollars ($25,000.00) or more and not made in the ordinary course of business, or

            (ii)  is not terminable by RMED without penalty, or

            (iii) which  otherwise is reasonably  expected to materially  affect the condition (financial or other), properties, assets or business of RMED.

      (i) Each such contract, agreement or binding commitment is legally valid and binding on RMED and the Parties thereto, and each constitutes a legal, valid and binding obligation of RMED and the Shareholders, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, is in full force and effect, and there are no defaults thereunder known to RMED by any party thereto. Except as set forth on Schedule 3.15, under the terms of the foregoing, none of the rights of RMED thereunder will be impaired by the purchase/sale, and all of the rights of RMED thereunder will be enforceable immediately after the Closing Date to the extent enforceable immediately prior thereto without the consent or agreement of any other party, except as indicated on Schedules. True and complete copies of all documents described in the aforesaid Schedule have or will be made available by RMED to Buyer, including all amendments and supplements thereto and modifications thereof.

      3.16 Permits and Licenses. To the best of its knowledge, RMED possesses all governmental permits, licenses and certifications which are necessary for the conduct of the business by RMED, and all of such permits, licenses and certifications are in full force and effect. No violations are known to RMED to exist or, to its knowledge, have been recorded with respect to any of such permits, licenses or certifications and no proceeding is pending (other than reapplication pursuant hereto) or known to RMED to be threatened which, if adversely determined, could result in the revocation, termination or limitation of any such permits, licenses or certifications. Except as set forth in Schedule 3.16, the purchase/sale will not cause the revocation, termination, limitation, non-renewal or expiration of any such permit, license or certification currently issued to RMED.

      3.17 Insurance Coverages. Schedule 3.17 refers to all of RMED's insurance coverages and carriers (specifying the insurer, the amount of the coverage, the type of insurance, the policy number, the annual premium, the expiration date and any pending claims thereunder not otherwise disclosed pursuant to this Agreement). Except as disclosed on Schedule 3.17, RMED has and maintains insurance coverage with retentions which insurance and retentions are reasonably believed by RMED to be adequate for the protection of RMED in the conduct of its business. RMED has not failed to give any notice or present any claim known to it under any insurance policy covering the same in proper form and timely fashion. RMED will use all reasonable efforts to assure that all such coverages will be in full force and effect at the Closing Date. RMED shall continue to provide directors and officers coverage for a period of six (6) years post-closing for all prior acts or to procure a comparable "tail" policy.

      3.18 Claims and Litigation. Except as set forth on Schedule 3.18, RMED is not a party to any litigation, proceeding, arbitration, demand, action or claim either pending or, to the best knowledge of RMED, threatened against RMED before any court or governmental or other regulatory or administrative agency or commission or arbitration panel. Except as set forth on Schedule 3.18, RMED has no knowledge of any pending items in dispute or any injury that it believes is likely to give rise to a claim against RMED. RMED does not believe that any action, proceeding or investigation set forth on Schedule 3.18, will have a material adverse effect on the condition (financial or other), properties, assets or business of RMED, except for matters for which reserves have been reflected on the Financial Statements.

      3.19 Tax Matters.

      (a) Except as set forth on Schedule 3.19(a) RMED or any affiliate of RMED, as the case may be, has:

            (i) filed when due with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it,

            (ii) paid when due and payable all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest and penalties thereon and unemployment and social security taxes ("Taxes") or has established reserves in the Financial Statements adequate therefor; and

            (iii) has  established,  or will have  established as of the Closing
                  Date, reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable on the results of operation through the Closing Date as if the taxable year of RMED ended on the Closing Date, and in each such case, will immediately notify the Company of such setting aside.

      (b) Except as set forth on Schedule 3.19(b), there are no taxes, interest, penalties, assessments or deficiencies claimed to be due in respect of any tax returns filed by RMED, or otherwise that are not reserved for on the Financial Statements. Except as set forth on
            Schedule 3.19(b), RMED has not executed nor filed with the Internal Revenue Service or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no power-of-attorney of RMED is outstanding or will be outstanding on the Closing Date. RMED has not reported any item of income, deduction or credit on any income tax return or reported any other item on any other return in a manner which is contrary to the specific recommendation or advice of RMED's accountants and RMED has not made any disclosures on any tax return pursuant to Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

      (c) RMED has not filed a consent pursuant to Section 341(1) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by RMED.

      (d) No property of RMED is property that RMED is or will be required to treat as being owned by another person pursuant to the provisions of
            Section 168(f)(8) of the Code or is "tax exempt use property" within the meaning of Section 168(f)(3) of the Internal Revenue Code, as it existed prior to January 1, 1984.

      (e) RMED has not agreed to, and has not been requested by the Internal Revenue Service to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise except as required by the Tax Reform Act of 1986, which adjustments, if any, have previously been recognized in the income of RMED and in tax returns of RMED for years ending prior to 2000.

      (f) RMED has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

      (g) RMED is not a party to, nor is bound by nor has any obligation under any tax sharing or similar agreement.

      (h) RMED is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

      3.20 Benefit Plans.

      (a) For the purposes of this Agreement, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements, including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any "welfare plan" as defined in Section 3(1) of ERISA, whether or not funded, and whether or not oral, as it relates to the employees of the Manufacturing Property, to which RMED is a party or bound or with respect to which RMED may otherwise have any liability (including any such plan maintained by RMED within the last three calendar years) or with respect to which RMED has made any payments or contributions covering any employee of RMED within the last three
            (3) calendar years.

      (b)   Except as set forth on Schedule 3.20(b),

            (i) RMED has not been since its inception and is not now the sponsor of any additional Employee Plan; RMED has no legally binding commitment to create any additional Employee Plan.

            (ii) no separate trust is maintained in conjunction with any such plan. A separate trust is a trust the assets of which enjoy protection from the claims of RMED's creditors or any trust maintained in conjunction with a promise of deferred compensation (commonly known as a "Rabbi Trust").

      3.21 ERISA Matters.

      (a) Except as provided in Schedule 3.21(a) hereof, each Employee Plan that is an employee pension benefit plan qualifiable under Section 401 or 403(a) of the Code has been determined by the Internal Revenue Service to be "qualified" within the meaning of the Code.

      (b) Each Employee Plan of RMED and the administrators and fiduciaries of each Employee Plan of RMED have at all times complied in all material respects with all applicable requirements of ERISA and of any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been in material respects properly administered in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law. Except as set forth in Schedule 3.21(b), no lawsuits or complaints material to the Company to, or by, government agencies have been filed, are pending or are expected with respect to any Employee Plan.

      (c) No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred, or as of the Closing Date, shall have occurred, with respect to any Employee Plan or trust of RMED, unless such prohibited transaction shall have been corrected and any excise tax liability discharged; no notice of termination has been filed by any Plan Administrator pursuant to Section 4041 of ERISA or been issued by the PBGC pursuant to Section 4042 of ERISA with respect to any Plan subject to ERISA and relating to RMED, unless any liability under Title IV of ERISA occasioned in connection therewith shall have been discharged; except as disclosed on Schedule 3.21(c); no Employee Plan has outstanding, or as of the Closing Date, shall have outstanding any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived and has not applied for or received any waivers of minimum funding standards under Section 3.12; to the extent required by generally accepted accounting principles, RMED has made or has accrued or, on or before the Current Financial Statements date, shall have made or shall have accrued on its books and records, all contributions required to be made by it under the terms of all pension, profit sharing and other Employee Plans covering its employees; and all premiums due to the PBGC have been paid.

      (d) Other than with respect to retired or former employees of RMED, no person is a participant in, or eligible for participation in, any Employee Plan who is not an employee of RMED.

      (e) To the best of RMED's knowledge, RMED does not currently maintain or contribute to nor has it ever maintained or contributed to, or been required by any agreement to maintain or contribute to, any multi-employer plan as defined in Section 3(37) of ERISA.

      3.22 Environmental Matters. Except as set forth in Schedule 3.22, RMED has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial hazardous or toxic materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous or toxic materials or wastes. Except as set forth in Schedule 3.22, RMED has procured and is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.22, and excluding the effects of any future modifications of Environmental Laws, RMED has no knowledge of and has received no notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may reasonably be expected to interfere with or prevent continued compliance in all material respects, or which may reasonably be expected to give rise to any liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste, and no claim, action, suit, hearing, proceeding or investigation is currently pending or to its knowledge threatened with respect thereto. RMED will make available to Buyer complete copies of any internal or external reports or studies conducted for or by RMED in conjunction with or relating to environmental matters.

      3.23 Compliance with Applicable Law. RMED has complied and is complying, in all material respects, with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, or local) (collectively "Laws"), including but not limited to (i) the Federal Occupational Safety and Health Act and all Laws relating to the safe conduct of business and environmental protection and conservation including, but not limited to, noise abatement requirements and emission control standards; and
(ii) all Laws regulating water use. Except as indicated in Schedule 3.23 hereto, RMED has not received notification from any governmental authority of any asserted present or past material failure to comply with Laws which have not been remedied or resolved.

      3.24 Bank Accounts. Schedule 3.24 sets forth a true and complete listing of the following: (i) the name of each bank in which RMED has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of all persons, firms or corporations, if any, holding general or specific powers of attorney from RMED and a summary statement of the terms thereof.

      3.25 Full Disclosure. After due inquiry of its officers, no representation, warranty or covenant in this Agreement, nor any statements, financial statements, certificates or schedules furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were or are to be made, not misleading. Except for economic conditions and those generally affecting the disposable baby diaper industry and information known to Buyer, RMED is unaware of any specific information which lead them to believe that there is any impending material adverse change in the business of RMED.

      3.26 Disclosure on Schedules. Disclosure of information on any Schedule hereto shall be deemed to satisfy the disclosure requirements of any other Schedule hereto to which such information may also be applicable.

      3.27 Knowledge and Notice. RMED shall be deemed to have knowledge or best knowledge or awareness of a matter or notice only if such matter or notice is, at the time of Closing, actually known to any officer or director of RMED.

      3.28 Brokers or Finders. RMED and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through RMED as a result of the action of RMED or its officers or agents.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      4.1 Buyer Status. Buyer is a Wisconsin corporation, duly authorized and existing under the laws of the State of Wisconsin.

      4.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and any agreements related hereto and to perform its respective obligations hereunder and thereunder. The Board of Directors of Buyer has taken all actions required by law, its Articles of Incorporation and Bylaws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and related agreements and the consummation of the purchase and the other agreements and transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Board of Directors of Buyer is necessary to authorize this Agreement and related agreements and the other transactions contemplated thereby and hereby. This Agreement and the agreements related hereto have been duly and validly executed and delivered by Buyer and constitute a valid and binding agreement enforceable in accordance with its respective terms.

      4.3 Claims and Litigation. Except as set forth on Schedule 4.3, Buyer is not a party to any litigation, proceeding, arbitration, demand, action or claim either pending or, to the best knowledge of Buyer, threatened against Buyer before any court or governmental or other regulatory or administrative agency or commission or arbitration panel. Except as set forth on Schedule 4.3, Buyer has no knowledge of any pending items in dispute or any injury that it believes is likely to give rise to a claim against Buyer. Buyer does not believe that any action, proceeding or investigation set forth on Schedule 4.3, will have a material adverse effect on the condition (financial or other), properties, assets or business of Buyer.

      4.4 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

      4.5 Employees. Buyer agrees to hire substantially all of the employees of Seller at the Eau Claire diaper division and to provide health care benefits for all such employees, at substantially similar wage rates and health care benefits as were being provided by Seller as of the date of Closing. Any such employees not hired by Buyer on the date of Closing shall be terminated by Seller, and Seller shall be responsible for any severance pay, other termination costs, and liabilities related to or arising out of any employment relationship with the Seller.

      4.6 Payment of Creditors. Buyer agrees to pay those assumed creditors that are currently represented by notes payable and to continue to make payment in accordance with the terms and conditions of said notes payable. As to other accounts payable assumed by the Buyer hereunder, the payments shall be made within terms, but in any event not later than sixty (60), unless otherwise agreed to by any creditor, days post-closing of the transaction. Buyer also agrees to pay any expenses necessary to assign the leases with respect to the diaper machines, the Optima bagger, fork-lifts, and the Manufacturing Property.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO BUYER'S
                               OBLIGATION TO CLOSE

      The obligations of Buyer to enter into this Agreement and to consummate the transactions set forth in this Agreement are subject to the satisfaction or waiver, in writing, on or prior to the Closing Date, of each of the following conditions:

      5.1 Corporate and Shareholder Action. All corporate, shareholder and other actions necessary to authorize the Agreement and to effectuate the consummation of the transactions contemplated hereby by the Seller shall have been duly taken on or prior to the Closing Date, and the Seller shall have delivered to Buyer a certificate of the Seller to that effect together with a certified copy of resolutions of the Board of Directors and Shareholders of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to Buyer and its counsel.

      5.2 Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date except to the extent that such representations and warranties are expressly made as of another specified date and as to such representation, the same shall be true as of such specified date and except for any changes resulting from activities or transactions which may have taken place after the date hereof which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business. Seller shall deliver to Buyer a certificate validly executed by an authorized officer of Seller to that effect, dated the Closing Date.

      5.3 Performance of Obligations. Each and all of the covenants and agreements of the Seller to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by Buyer and there shall have been delivered to Buyer a certificate validly executed by an authorized officer of Seller to that effect, dated the Closing Date.

      5.4 No Adverse Change. There shall have been no material adverse change in
the  condition  (financial  or  otherwise),   properties,  assets,  business  or
prospects of Seller since

December 31, 2000, and there shall have been delivered to Buyer a certificate validly executed by an authorized officer of the Company to that effect.

      5.5 Governmental Approvals. Any and all approvals and authorizations of, filings and registrations with, and notifications to, any governmental or regulatory authority required for the execution and delivery of this Agreement by RMED, and the consummation of the transactions contemplated hereby and the performance of its obligations under this Agreement, shall have been duly obtained or made and shall be in full force and effect.

      5.6 Litigation. At the Closing Date, there shall be no litigation pending or threatened in which any injunction is or may be sought against or seeking damages from the Buyer, RMED or the Shareholders in connection with the transactions contemplated hereby.

      5.7 Appraisal Rights. The holders of not more than twenty percent (20%) of the Seller's Shares shall have exercised their appraisal rights with respect to the purchase/sale as contemplated herein in accordance with the Corporation Laws.

      5.8 Non-Competition Agreement. As part of the purchase price, RMED, Brenda Schenk and Edward Reiss agree to enter into the Non-competition Agreement in substantially the form and manner attached hereto as Exhibit "A-1".

      5.9 Access. Seller shall provide Buyer (and advisors), together with the presence of a Seller's representative, Stu Brown or Todd Nelson, with access to the Purchased Assets, customers, vendors, lessors, and creditors to discuss ongoing prospects of the business, as well as discuss the possible re-negotiation of current terms and conditions.

      5.10 Assignment of Leases. Buyer's performance hereunder shall be specifically subject to the consent of the Lessors to the assignment and assumption of, or, at the option of Buyer, the buy-out by, Buyer of the current diaper machine leases (Diaper Machine No. 1 and Diaper Machine No. 2) and consent of the Lessors to an assignment of the Manufacturing Property lease and the Optima bagger lease, as well as any other equipment leases that are deemed necessary by Buyer.

      5.11 Financing. [INTENTIONALLY OMITTED]

      5.12 Key Employees. The services of certain key employees determined in the sole discretion of Buyer shall be retained under employment contracts with terms and conditions determined in the sole discretion of Buyer.

      5.13 Release. [INTENTIONALLY OMITTED]

      5.14 Accounts Receivable. Buyer shall verify, prior to Closing, the balances outstanding on accounts receivable.

      5.15 Due Diligence. Seller has provided to Buyer (and advisors) access to the Purchased Assets, the schedules to be appended to this Agreement, and such contracts, purchase orders, lease agreements, licenses, and other relevant documents requested by Buyer and its lender to conduct appropriate due diligence. Buyer's obligation to close is conditioned upon its review of such matters and finding the same acceptable to proceed to Closing.

      5.16 Legal Opinion. A legal opinion satisfactory to Buyer in its sole discretion shall be provided to Buyer from RMED's counsel, to the effect that all corporate actions necessary to consummate the transactions contemplated herein have been taken.

      5.17 Amended Sales and Marketing Agreement. An amended sales and marketing agreement between Buyer and Hospital Specialty Company, satisfactory to Buyer in its sole discretion shall be entered into between Buyer and Hospital Specialty Company.

      5.18 Employment Agreement. An employment agreement, satisfactory to Buyer in its sole discretion, with a term of at least two (2) years, shall be entered into between by Buyer and Todd L. Nelson.

      5.19 Settlement of Outstanding Payables. Buyer and Seller, as applicable, shall have entered into all agreements with creditors deemed necessary by Buyer, in its sole discretion, with respect to liabilities assumed by Buyer hereunder, each upon terms and conditions acceptable to Buyer in its sole discretion.

      5.20 Supplemental Shareholders Meeting. Notwithstanding that Seller and its legal counsel believe that the shareholders' approval obtained on September 13, 2001 and October 30, 2001, constitutes approval of the transactions contemplated by this Agreement, as a precautionary measure, Seller shall, immediately following the Closing, prepare and file a proxy statement with the Securities and Exchange Commission, and, as soon as practicable thereafter, call a special meeting of its shareholders to ratify this Agreement and the transactions contemplated hereby, which meeting shall be held as soon as practicable following the Closing, but in no event later than one hundred twenty
(120) days after the Closing. Prior to the Closing, the shareholders of Seller identified on Schedule 5.20 (which Schedule will reflect ten (10) or fewer persons and an aggregate number of shares in excess of 50% of Seller's outstanding shares) shall have delivered to Buyer voting proxies, in form and substance satisfactory to Buyer in its sole discretion, representing their approval of the ratification of this Agreement and the transactions contemplated hereby.

      ARTICLE VI CONDITIONS PRECEDENT TO RMED'S OBLIGATION TO CLOSE

      The obligations of RMED to enter into this Agreement and to consummate the transactions set forth in this Agreement are subject to the satisfaction or waiver, in writing, on or prior to the Closing Date, of each of the following conditions:

      6.1 Corporate and Shareholder Action. All corporate, shareholder and other actions necessary to authorize the Agreement and to effectuate the consummation of the transactions contemplated hereby by the Buyer shall have been duly taken on or prior to the Closing Date, and the Buyer shall have delivered to Seller a certificate of the Buyer to that effect together with a certified copy of resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to Seller and its counsel.

      6.2 Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made as of such date except to the extent that such representations and warranties are expressly made as of another specified date and as to such representation, the same shall be true as of such specified date and except for any changes resulting from activities or transactions which may have taken place after the date hereof which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business. Buyer shall deliver to Seller a certificate validly executed by an authorized officer of Buyer to that effect, dated the Closing Date.

      6.3 Performance of Obligations. Each and all of the covenants and agreements of the Buyer to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by Seller and there shall have been delivered to Seller a certificate validly executed by an authorized officer of Buyer to that effect, dated the Closing Date.

      6.4 TenderCare Agreement. Buyer and RMED will enter into an agreement wherein Buyer will continue to manufacture Tushies and TenderCare diapers for RMED over a period of ten (10) years upon such terms and conditions as are mutually agreed upon by the parties.

      6.5 Delivery/Shipping Services. Buyer will provide home delivery shipping service for RMED at cost for a period of not more than six (6) months to enable RMED to establish that service at the Warehouse Property.

      6.6   Website.   RMED  will   retain  and   maintain   ownership   of  the
"diapers4less.com" and "tushies.com" websites.

      6.7 Manufacture of Rockabye Diapers. Buyer will continue to manufacture Rockabye Diapers and sell the same to RMED at mutually agreeable pricing, terms, and conditions.

      6.8 Non-competition Agreement. As part of the Purchase Price, Buyer agrees to enter into a Non-competition Agreement to prevent Buyer from manufacturing or selling natural/environmental diapers similar to Tushies and TenderCare Diapers, which agreement shall be in substantially the form and manner attached hereto as Exhibit "A-2".

                                   ARTICLE VII
                                OPERATION OF RMED
                               TO THE CLOSING DATE

      During the period from the date of this Agreement to the Closing Date:

      7.1 Ordinary Course of Business. RMED will carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that the goodwill and ongoing business shall be unimpaired in all material respects at the Closing Date.

      7.2 Charter Documents. RMED will not amend its Articles of Incorporation or Bylaws or change the authorized number of directors nor shall RMED enter into any agreements or arrangements to do so.

      7.3 Merger or Mergers. RMED will not acquire by merging or consolidating with, or purchasing substantially all the assets of, or otherwise acquiring any business or any corporation, partnership, association or other business organization or division thereof nor shall RMED enter into any agreements or arrangements to do so.

      7.4 Sale or Encumbrance. RMED will not, except in the ordinary course of business, sell, lease or otherwise dispose of, nor voluntarily encumber, any of its property nor shall RMED enter into any agreements or arrangements to do so.

      7.5 Dividends or Distributions. RMED will not declare, set aside, make, or pay any dividend or other distribution, of any shares of its capital stock nor shall RMED enter into any agreements or arrangements to do so.

      7.6 Capitalization. RMED will not issue or sell any shares of its capital stock of any class or any options, warrants or rights to purchase any such shares or any securities convertible into or exchangeable for such shares nor declare any stock splits, stock dividends or other recapitalizations or reclassifications nor will RMED enter into any agreements or arrangements to do so.

      7.7 Indebtedness. RMED will not incur any indebtedness for borrowed money or issue or sell any debt securities nor will RMED enter into any agreements or arrangements to do so provided that RMED may borrow for working capital purposes, those items as shown on Schedule 7.7.

      7.8 Compensation. Except as contemplated by or provided in this Agreement, RMED will not grant to any employee, officer or director any increase in compensation in any form other than, in the case of employees currently compensated at a base salary rate of less than Twenty-five Thousand Dollars ($25,000.00) per year, as is consistent with prior practices unless otherwise required by union contract, or any severance or termination pay, or enter into any employment agreement with any employee, officer or director, or amend the terms of any existing option or other employee benefit plan as reflected in
Schedule 7.8 or arrangement or adopt any new option or other employee benefit plan or arrangement nor will RMED enter into any agreements or arrangements to do so.

      7.9 Disclosure. RMED will promptly advise Buyer in writing of any change in the condition (financial or otherwise) in the properties, assets, liabilities, operations, business or prospects of RMED which it believes will be materially adverse to the business or financial condition of RMED and of any material violation or breach known to RMED in any of the covenants, representations or warranties contained herein.

      7.10 Government Regulation. RMED will use its best efforts to comply with all requirements which Federal or state law may impose on RMED with respect to the purchase/sale contemplated herein, including those imposed under the notice filing requirements of the HSR Act.

      7.11 Obtain Consents. RMED will use its best efforts to obtain any consent, authorization, approval or exemption required to be obtained or made by it in connection with the purchase/sale, or the taking of any action in connection with the consummation thereof.

      7.12 Litigation. Except in the ordinary course of business, RMED will not settle or compromise any litigation or administrative or similar proceeding or claim involving the payment of, or an agreement to pay over time, an amount, in cash, notes or other property, in excess of Ten Thousand Dollars ($10,000.00), exclusive of costs and fees.

      7.13 Accounting Practices. RMED will not change the accounting methods or practices followed by RMED.

                                  ARTICLE VIII
                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

      8.1 Survival. The representations, warranties, covenants, agreements and certifications made by the parties hereto shall survive the closing of all transactions pursuant to this Agreement and remain in full force and effect after the Closing Date for a period (the "Warranty Period") of three (3) years following such Closing Date.

      8.2 Indemnification by RMED. RMED will indemnify Buyer and its officers, directors, employees and agents, from and against all Damages, as hereinafter defined, arising out of or resulting from any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of RMED contained herein, in any Schedule hereto or in any statement, financial statement, certificate or other document delivered pursuant hereto. For purposes of this Section 8.2, Damages shall mean all damages, losses, liabilities, deficiencies, reduction in value, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, but not limited to, any losses or costs related to the violation of any Law, including, but not limited to, any Environmental Law, and including, in each such instance, the reasonable attorneys, accountants' and other professionals' fees, costs and expenses and the expenses of investigation, presentment, proof, collection or defense thereof and disbursements incurred therewith. The obligation of RMED to indemnify Buyer shall be subject to all of the limitations set forth below:

      (a) Indemnity Threshold and Limitation on Amount. Buyer shall not submit any claim for indemnification under this Section 8.2 unless and until the aggregate damages sustained by Buyer exceed Twenty-five Thousand Dollars ($25,000.00) (the "Indemnity Threshold"), with no right to recoup the initial Twenty-five Thousand Dollars
            ($25,000.00) incurred. Notwithstanding any provision to the contrary, the maximum indemnified loss under this Section 8.2 shall be limited to a maximum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Indemnity Maximum"), except for any damages resulting from Shareholder derivative actions or similar claims under state or federal provisions, and Seller's obligations under
            Section 2.2, all of which shall be unlimited.

      (b) Duration. Buyer may recover Damages for a breach of a representation or warranty contained in this Agreement, only if Buyer has given written notice to RMED of the breach on or prior to the expiration of the Warranty Period with respect to such representation or warranty. Any written notice delivered by Buyer to RMED pursuant to this Section 8.2 shall set forth the basis for the claim of breach (including, without limitation, reference to the specific details regarding the manner in which this Agreement is alleged to have been breached) and, if then determinable by Buyer, a reasonable estimate of the amount of the Damages anticipated to be incurred in connection therewith, which indemnity shall be unlimited.

      (c) Tax and Insurance Benefits. All Damages to be paid to Buyer shall be reduced by the actual amount of any income or franchise tax benefit resulting therefrom to Buyer or its affiliates and any insurance proceeds paid to Buyer.

      (d) No Indemnification for Known Breaches of Representations and Warranties. Notwithstanding any other provisions to the contrary set forth in this Agreement or the agreements entered into in connection therewith, RMED shall not be deemed to have misrepresented to Buyer nor breached a warranty or representation set forth herein or the Schedules hereto, if Buyer has knowledge as of the Closing Date of such facts or circumstance that constitute the breach or misrepresentation disclosed in the Agreement, or the agreements executed in connection therewith, or schedules thereto delivered, by or on behalf of RMED to Buyer, and Buyer nevertheless consummates the transactions contemplated herein, in which case Buyer shall be deemed to have waived any claim for Damages it may have under this Article, this Agreement, or any agreement executed in connection therewith, as it relates to such breach of representation or warranty.

      8.3 Indemnification by Buyer. Buyer will indemnify RMED and its officers, directors, employees and agents from and against all Damages, as hereinafter defined, arising out of or resulting from any misrepresentation or breach of any warranty or covenant or the failure of any representation or warranty of Buyer contained herein, in any Schedule hereto or in any statement, financial statement, certificate or other document delivered pursuant hereto. For
purposes  of  this  Section  8.3,  Damages  shall  mean  all  damages,   losses,
liabilities,  deficiencies,  reduction in value, costs,  expenses,  assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, but not limited to, any losses or costs related to the violation of any Law, and including, in each such instance, the reasonable attorneys', accountants' and other professionals' fees, costs and expenses and the expenses of investigation, presentment, proof, collection or defense thereof and disbursements incurred therewith. The obligation of Buyer to indemnify RMED shall be subject to all of the limitations set forth below:

      (a) Indemnity Threshold and Limitation on Amount. RMED shall not submit any claim for indemnification under this Section 8.3 unless and until the aggregate Damages sustained by RMED equal or exceed Twenty-five Thousand Dollars ($25,000.00) (the "Indemnity Threshold"), provided, however, that once such Damages equal or exceed the Indemnity Threshold the indemnification liabilities of Buyer and RMED shall include the entire amount of the Indemnity Threshold. In no event shall Buyer and Buyer's aggregate obligation to indemnify RMED for Damages hereunder exceed One Hundred Fifty Thousand Dollars ($150,000.00).

      (b) Duration. RMED may recover Damages for a breach of a representation or warranty contained in this Agreement, only if RMED has given written notice to Buyer of the breach prior to the expiration of the Warranty Period with respect to such representation or warranty. Any written notice delivered by RMED to Buyer pursuant to this Section
            8.3 shall set forth the basis for the claim of breach (including, without limitation, reference to the specific details regarding the manner in which this Agreement is alleged to have been breached) and, if then determinable by RMED a reasonable estimate of the amount of the Damages anticipated to be incurred in connection therewith.

      (c) Tax and Insurance Benefits. All Damages to be paid to RMED shall be reduced by the actual amount of any income or franchise tax benefit resulting therefrom to RMED or its affiliates and any insurance proceeds paid to RMED.

      (d) No Indemnification for Known Breaches of Representations and Warranties. Notwithstanding any other provisions to the contrary set forth in this Agreement or the agreements entered into in connection therewith, Buyer shall not be deemed to have misrepresented to RMED nor breached a warranty or representation set forth herein or the Schedules hereto, if RMED has knowledge as of the Closing Date of such facts or circumstance that constitute the breach or misrepresentation disclosed in the Agreement, or the agreements executed in connection therewith, or schedules thereto delivered, by or on behalf of Buyer to RMED, and RMED nevertheless consummates the transactions contemplated herein, in which case RMED shall be deemed to have waived any claim for Damages it may have under this Article, this Agreement, or any agreement executed in connection therewith, as it relates to such breach of representation or warranty.

      8.4 Third Party Claim. Promptly after service of notice of any written claim or process on a party by any third person in any matter in respect of which indemnity may be sought from the other party, the party so served shall promptly notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in at its own expense, the defense of any such claim or the settlement thereof. As long as the aggregate amount of Damages claimed by the indemnified party with respect to all matters is greater than the Indemnity Threshold, but less than the aggregate amount of Damages which can be collected from the indemnifying party, the indemnified party shall not settle, compromise or pay any claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

      8.5 Guaranty. In order to provide Buyer with security for the performance of Seller's obligations of indemnity hereunder and in any other provision of this Agreement, Brenda Schenk and Edward Reiss shall provide a Limited Guaranty to be executed in such form and manner acceptable to Buyer at Closing.

                                   ARTICLE IX
                       TERMINATION; MODIFICATION OR WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

      (a)   by mutual written agreement of Buyer and Seller; or

      (b) by Buyer or Seller, by notice to the other party, if the Closing Date shall not have taken place on November 30, 2001 (or such later date as elected to by Buyer and Seller in writing), subject to any rights accruing to the date of such notice on account of any breach of this Agreement by the opposite party hereto; or

      (c) by Buyer or Seller, if an order is issued by any court, agency, governmental body or public authority of competent jurisdiction to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

      Notwithstanding the foregoing to the contrary, Seller acknowledges that Buyer has expended significant amounts of time and incurred significant expense in the due diligence, analysis, negotiations, and drafting which resulted in the execution of this Agreement. Based upon that premise, Buyer is unwilling to execute this Agreement without an assurance from Seller that Seller is dealing and will deal exclusively with Buyer prior to Closing. RMED, Brenda Schenk, and Edward Reiss agree not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss, or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from any party relating to any transaction involving the sale of all or any part of the Purchased Assets herein described, until such time that the Agreement is terminated.

      In the event the transaction is terminated for any reason other than above or the conditions precedent to Buyer's performance hereunder, and a sale concludes to a higher bidder, then RMED shall pay to Buyer a one-time breakup fee of One Hundred Thousand Dollars ($100,000.00) to offset Buyer's expenses incurred with respect to this transaction.

      9.2 Waiver. Any failure of Seller to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Buyer in the case of any such failure by RMED, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

                                    ARTICLE X
                       PARTIES IN INTEREST AND ASSIGNMENT

      This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and the shareholders of RMED. This Agreement is not made for the benefit of any person, firm, corporation or other entity not a party hereto (other than the shareholders of RMED who are and shall be intended beneficiaries of this Agreement), and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and the shareholders of RMED and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement, or any provision hereof. This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Notices. Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person, telefaxed with confirmed receipt, or sent by certified or express mail, postage prepaid, return receipt requested, addressed as follows:

            If to Buyer:              James F. Bartl, Esq.
                                      Presto Disposable Products, Inc.
                                      3925 North Hastings Way
                                      Eau Claire, WI 54703

            Copy to:                  John R. Houston, Esq.
                                      Robins, Kaplan, Miller & Ciresi L.L.P.
                                      2800 LaSalle Plaza
                                      800 LaSalle Avenue
                                      Minneapolis, MN 55402

            If to Seller:             Brenda Schenk, President
                                      RMED International, Inc.
                                      P.O. Box 5200
                                      Westport, CT 06881-5200

            Copy to:                  Steven B. Randall, Esq.
                                      Michael Best & Friedrich
                                      401 North Michigan Avenue
                                      Chicago, IL 60611
                                      Fax: (312) 222-0818

or to such other person or address as either such party may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date so delivered, telefaxed or mailed.

      11.2 Entire Agreement. This Agreement (including the related agreements, Exhibits and Schedules attached hereto) and the documents referred to herein as having been entered into by any of the parties hereto or delivered by a party hereto to another party hereto constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof. The terms of this Agreement cannot be changed, modified, released or discharged orally. Inclusion of or reference to matters in a Schedule does not constitute an admission or indication of materiality of a matter.

      11.3 Waiver. [INTENTIONALLY OMITTED]

      11.4 Applicable Law. [INTENTIONALLY OMITTED]

      11.5 Savings Clause. [INTENTIONALLY OMITTED]

      11.6 Action by Shareholders of Buyer. [INTENTIONALLY OMITTED]

      11.7 Headings. [INTENTIONALLY OMITTED]

      11.8 Counterparts. [INTENTIONALLY OMITTED]

      11.9 Public Announcements. Neither Buyer nor Seller, nor the shareholders or representatives of either of them, shall make any public announcement or disclosure with respect to any of the Transaction Documents or any of transactions contemplated thereby (except as required by law or by the rules of the exchange upon which RMED's or Buyer's shares are traded, which shall be reviewed by, and comment reserved for, the non-disclosing party prior to such disclosure) without the prior written consent of the party affected thereby, which consent shall not be unreasonably withheld or delayed.

      11.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof or thereof, shall be settled by a single arbitrator in arbitration conducted in Eau Claire, Wisconsin, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing and shall be final and nonappealable. The arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions as found by the arbitrator. The arbitrator also shall make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator shall require the other party to pay the legal, expert witness and consulting fees, and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.

      Notwithstanding the foregoing to the contrary, any action or proceeding seeking injunctive relief may be brought directly against any of the parties in the courts of the State of Wisconsin, County of Eau Claire, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Wisconsin, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any object to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party any where in the world.

      11.11 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      11.12 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.14 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      11.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      11.16 Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

      11.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                               PRESTO DISPOSABLE PRODUCTS, INC.

                                     By: _______________________________________
                                         James F. Bartl,
                                         Vice President and Secretary

SELLER:                              RMED INTERNATIONAL, INC.

                                     By: _______________________________________
                                         Edward Reiss,
                                         Co-Chief Executive Officer and Chairman
                                         of the Board

                        Amended Asset Purchase Agreement
         Between Presto Disposable Products and RMED International, Inc.

Schedule 1.1(i) PURCHASE OF ASSETS - INVENTORY
Schedule 1.1(ii) PURCHASE OF ASSETS - INTANGIBLE ASSETS
     INTELLECTUAL PROPERTY
     FORMULA, BILLS OF MATERIAL, DESIGNS & SPECIFICATIONS
     MATERIAL CONTRACTS
     CUSTOMER AND VENDOR LISTS

Schedule 1.1(iii)       PURCHASE OF ASSETS - MACHINERY; EQUIPMENT
Schedule 1.1(iv)        PURCHASE OF ASSETS - CONTRACTS; AGREEMENTS
Schedule 1.1(v)         PURCHASE OF ASSETS - PREPAIDS
Schedule 1.1(vi)        PURCHASE OF ASSETS - ACCOUNTS RECEIVABLE
Schedule 1,2(a)(i)      PURCHASE PRICE/
Schedule 1.5(a)(i)      PAYMENT OF PURCHASE PRICE
Schedule AP -           ACCOUNTS PAYABLE
Schedule 2.1            ASSUMED LIABILITIES; EXECUTORY CONTRACTS
Schedule 2.3            LABOR RELATIONS; PENSION PLAN
Schedule 3.1(a)         LEGAL STATUS
Schedule 3.2 (a)        CAPITALIZATION - COMMON STOCK
Schedule 3.2(b)         CAPITALIZATION - OPTIONS & RIGHTS
Schedule 3.2(c)         CAPITALIZATION - CONFLICTS OF INTEREST
Schedule 3.4(a) & (b)   FINANCIAL STATEMENTS
Schedule 3.5            ABSENCE OF CHANGES
Schedule 3.6            UNDISCLOSED LIABILITIES
Schedule 3.7            NO VIOLATIONS OF STATUTE OR CONTRACT
Schedule 3.8            ACCOUNTS RECEIVABLE
Schedule 3.9            NOTES RECEIVABLE
Schedule 3.10           INVENTORIES
Schedule 3.12           REGULATORY APPROVALS
Schedule 3.13           TANGIBLE PERSONAL PROPERTY
Schedule 3.14(a)        INTELLECTUAL PROPERTY - OWNERSHIP
Schedule 3.14(b)        INTELLECTUAL PROPERTY - CLAIMS
Schedule 3.15           MATERIAL CONTRACTS
Schedule 3.16           PERMITS AND LICENSES
Schedule 3.17           INSURANCE COVERAGES
Schedule 3.18           CLAIMS AND LITIGATION
Schedule 3.19           TAX MATTERS
Schedule 3.20           BENEFIT PLANS
Schedule 3.21           ERISA MATTERS
Schedule 3.22           ENVIRONMENTAL MATTERS
Schedule 3.23           COMPLIANCE WITH APPLICABLE LAW
Schedule 3.24           BANK ACCOUNTS
Schedule 4.3            CLAIMS AND LITIGATION

Schedule 5.8            (Exhibit A-1) NONCOMPETITION AGREEMENT
Schedule 5.20           SELLER'S SHAREHOLDERS SUBMITTING PROXIES
Schedule 6.8            (Exhibit A-2) NONCOMPETITION AGREEMENT
Schedule 7.8            COMPENSATION

                                                                     EXHIBIT A-1

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT, made and entered into as of November 19, 2001, by and among RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter "RMED"), and BRENDA SCHENK and EDWARD REISS, adult residents of the State of Connecticut (hereinafter "Schenk" and "Reiss") and PRESTO DISPOSABLE PRODUCTS, INC., a Wisconsin corporation (hereinafter referred to as "Buyer").

      WHEREAS, RMED has sold certain assets and a part of the business of RMED to Buyer pursuant to the terms and conditions of an Asset Purchase Agreement executed on even date herewith;

      WHEREAS, Schenk and Reiss had been involved in the operations and involved in the manufacture and sale of diapers (the "Products");

      WHEREAS, Buyer is unwilling to purchase the assets and part of the business of RMED without procuring a Covenant Not to Compete from RMED, Schenk, and Reiss; and

      WHEREAS, RMED, Schenk, and Reiss have agreed to enter into this Covenant Not to Compete.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto promise and agree as follows:

      1. Covenant Not to Compete. RMED, Schenk, and Reiss agree that each respectively will not, for a period of ten (10) years from the date hereof, whether jointly or individually, either directly or indirectly, whether as an agent, stockholder (except as a holder of not more than five percent 5% of a publicly traded corporation), employee, officer, director, trustee, partner, proprietor, consultant, or otherwise:

            (a) Acquire an ownership interest in, work for, render advice or assistance (other than on behalf of Buyer) to or otherwise engage in or enter into any aspects of the Business (as hereinafter defined);

            (b) Divert or attempt to divert any Business whatsoever from Buyer or contact, solicit, or entice, or attempt to contact, solicit, or entice, any present Customer of RMED except environmental/natural customers and wet wipes customers in the non-environmental/non-natural market or any future Customer of the Business, or any person with whom RMED is conducting negotiations or to whom RMED or Buyer had submitted a bid with respect to the Business or Buyer will submit a bid so as to cause or attempt to cause any of said customers or persons not to do business with Buyer or to purchase said Business sold by Buyer from any source other than Buyer;

            (c) Induce or attempt to induce any person who is or has been an employee of RMED to accept employment with any other party;

            (d) disclose to any person who is not, at the time of such disclosure, an employee or licensee of RMED, or to whom such disclosure has not otherwise been authorized by Buyer, which constitutes proprietary rights or trade secrets of Buyer as defined in the broadest sense under the Wisconsin Statutes;

      2. Definition of Business. For purposes of this Agreement, the term "Business" shall mean the manufacture, sample, sale or marketing of the following non-natural/non-environmental diapers: baby diapers, preemie diapers, newborn diapers, inserts, pull-ups, training pants, adult pull-ups, adult "training pants", and wet wipes - baby or adult, and related products. Non-natural/non-environmental diapers shall include, but not be limited to, diaper products which are chemical (known in the industry as SAP-super absorbent polymer) or non-natural absorbent, non-flushable, non-biodegradable, or non-dioxin-free.

      Notwithstanding the foregoing to the contrary, wet wipes are understood by the parties to be an environmentally safe product at the current time and the definition of Business with respect to wet wipes shall be construed to enable each respective party, i.e., Buyer, to manufacture, sample, sale or market wet wipes to the non-natural/non-environmental customer, whereas RMED shall be able to manufacture, sample, sale or market wet wipes to the natural/environmental market and to the non-natural, non-environmental market

      3. Definition of Customer. For purposes hereunder, the term "Customer" shall refer to a Customer with whom RMED has conducted business as of the date hereof or during a period of eighteen (18) months immediately preceding the date hereof or which may hereafter become a Customer of Buyer.

      4. Enforcement. In addition to all other legal remedies available to Buyer for enforcement of the covenants set forth herein, RMED, Schenk, and Reiss agree that Buyer shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. RMED, Schenk, and Reiss further agree that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render them enforceable.

      5. Consideration. The consideration for this Covenant Not to Compete shall be the inducement to Buyer to enter into a purchase and sale agreement with RMED for the acquisition of certain assets and a part of the business of RMED.

      6. Violation of the Covenant. RMED, Schenk, and Reiss acknowledge that in the event of his/her/its violation of the covenant contained in this Agreement, Buyer's damages will be difficult to ascertain and Buyer's remedy at law will be inadequate. Accordingly, RMED, Schenk, and Reiss agree that Buyer shall be entitled to, in addition to its damages or remedies which may be available, specific performance of such covenant and to an injunction to prevent any continuing violation of such covenant. Buyer shall further have the option, in the event of a breach of this Agreement, to terminate this Agreement and Buyer shall have no liability thereafter for any remaining sums due and such sums shall be deemed forfeited.

      7. Additional Remedies. The parties agree that nothing in this Agreement shall be construed to limit or supercede the common law of torts, or statutory or other protection, of trade secrets where such law provides Buyer with greater protection or protections for a longer duration than that provided in this paragraph.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                               RMED:

                                               RMED INTERNATIONAL, INC.

                                               By:

                                               --------------------------------
                                               Brenda Schenk, President

                                               --------------------------------
                                               Brenda Schenk

                                               --------------------------------
                                               Edward Reiss

                                               BUYER:

                                               PRESTO DISPOSABLE PRODUCTS, INC.

                                               --------------------------------
                                               By: James F. Bartl
                                                   Vice President and Secretary

                                                                     EXHIBIT A-2

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT, made and entered into as of November 19, 2001, by and among PRESTO DISPOSABLE PRODUCTS, INC., a Wisconsin corporation (hereinafter "Buyer"), and RMED INTERNATIONAL, INC., a Colorado corporation (hereinafter referred to as "RMED").

      WHEREAS, RMED has sold certain assets and part of the business to Buyer pursuant to the terms and conditions of an Asset Purchase Agreement executed on even date herewith;

      WHEREAS, RMED is unwilling to sell the assets and part of the business without procuring a Covenant Not to Compete from Buyer as it relates to the business being retained by RMED; and

      WHEREAS, Buyer has agreed to enter into this Covenant Not to Compete.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto promise and agree as follows:

      1. Covenant Not to Compete. Whereas, Buyer agrees that it will not, for a period of ten (10) years from the date hereof, whether jointly or individually, either directly or indirectly, whether as an agent, stockholder (except as a holder of not more than five percent 5% of a publicly traded corporation) trustee, partner, consultant, or otherwise:

            (a) Acquire an ownership interest in, work for, render advice or assistance (other than on behalf of RMED) to or otherwise engage in or enter into any aspects of the Business (as hereinafter defined);

            (b) Divert or attempt to divert any Business from RMED or contact, solicit, or entice, or attempt to contact, solicit, or entice, any present Customer of RMED or any future Customer of RMED, of the Business, or any person with whom RMED, is conducting negotiations relating to the Business or to whom RMED had submitted a bid or Buyer will submit a bid so as to cause or attempt to cause any of said customers or persons not to do the Business with RMED or to purchase said Business sold by RMED from any source other than RMED;

      2. Definition of Business. For purposes of this Agreement, the term "Business" shall mean the manufacture, sample, sale, or marketing of the following natural/environmental diapers and wet wipes: baby diapers, preemie diapers, newborn diapers, inserts, pull ups, training pants, adult pull ups, adult "training pants," wet wipes-baby or adult, and related products. Natural/environmental diapers shall include, but not be limited to, diaper products which are non-chemical (it is understood that chemical is known in the industry as SAP-super absorbent polymer) or natural absorbent, flushable, biodegradable, and dioxin-free.

      Notwithstanding the foregoing to the contrary, wet wipes are understood by the parties to be an environmentally safe product at the current time and the definition of Business with respect to wet wipes shall be construed to enable each respective party, i.e., RMED, to manufacture, to sample, sale or market wet wipes to the natural/environmental customer and to the non-natural, non-environmental market, whereas the Buyer shall be able to manufacture, sample, sale or market wet wipes to the non-natural, non-environmental market.

      3. Covenant Limitation. Notwithstanding the foregoing to the contrary, this agreement shall be terminated, null and void, if:

      (i) as to the entire agreement:

            (A) RMED no longer contracts with Buyer to manufacture or supply its customer requirements through no fault of Buyer, provided that the cause for RMED to no longer contract with Buyer cannot be due to a unilateral or mutually unacceptable price increase which if the price as proposed is the cause for RMED to no longer contract with Buyer, then the covenant not to compete shall be reduced to a period not in excess of the shorter of three
      (3) years from the termination by RMED not to contract with Buyer to manufacture or supply its customer requirements or the balance of the ten
      (10) year period as set forth above; or

      (ii) as to part:

      (A) Government laws or ordinances, or regulations are enacted requiring all diaper manufacturers to convert to dioxin-free or similar environmental sensitive products, which would modify this agreement only to the specific modifications required to conform to the law.

      4. Definition of Customer. For purposes hereunder, the term "Customer" shall refer to a Customer with whom RMED has conducted its Business as of the date hereof or during a period of eighteen (18) months immediately preceding the date hereof or which may hereafter become a Customer of RMED.

      5. Enforcement. In addition to all other legal remedies available to RMED for enforcement of the covenants set forth herein, Buyer agrees that RMED shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. Buyer further agree that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render them enforceable.

      6. Consideration. The consideration for this Covenant Not to Compete shall be the inducement to RMED to enter into a purchase and sale agreement with Buyer for the acquisition of certain assets and part of the business of RMED.

      7. Violation of the Covenant. Buyer acknowledges that in the event of their violation of the covenant contained in this Agreement, RMED's damages will be difficult to ascertain and RMED's remedy at law will be inadequate. Accordingly, Buyer agrees that RMED shall be entitled to, in addition to its damages or remedies which may be available, specific performance of such covenant and to an injunction to prevent any continuing violation of such covenant.

      8. Additional Remedies. The parties agree that nothing in this Agreement shall be construed to limit or supercede the common law of torts, or statutory or other protection, of trade secrets where such law provides RMED with greater protection or protections for a longer duration than that provided in this paragraph.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                              RMED:

                                              RMED INTERNATIONAL, INC.

                                          By: ________________________________
                                              Brenda Schenk, President

                                              BUYER:

                                              PRESTO DISPOSABLE PRODUCTS, INC.

                                          By: ________________________________
                                              James F. Bartl,
                                              Vice President and Secretary